WARRANT AGREEMENT #1 TO PURCHASE

                                COMMON STOCK OF

                            TEL-SAVE HOLDINGS, INC.


Date of Grant:  January 11, 1996.

Void after 5:00 p.m.  Eastern Standard Time on January 10, 1997.

      This is to verify that, FOR VALUE RECEIVED, Network Plus, with a principal address as indicated on the Company's books and records, or only those assigns specifically permitted under the terms hereof (hereinafter referred to as the "Holder") is entitled to purchase, subject to the terms and conditions hereof, from Tel-Save Holdings, Inc., a Delaware corporation ("Company"), or its assigns, 200,000 shares of Common Stock (the "Common Stock") during the period commencing at 9:00 a.m., Eastern Standard Time on September 1, 1995 (the "Commencement Date") and ending at 5:00 p.m. Eastern Standard Time on January 10, 1997 (the "Termination Date") at an exercise price of $14.00* per share of Common Stock. The number of shares of Common Stock purchasable upon the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

      The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof then receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares." The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price."

1. Vesting and Exercise of Warrant; Issuance of Exercise Shares.

      (a) Exercise of Warrant. Subject to compliance with the vesting provisions identified at Subparagraph (b) below, this Warrant may be exercised in whole or in part at any time or from time to time on or after the Commencement Date and until and including the Termination Date. Following the Termination Date, in the absence of the exercise hereof, the Holder shall have no rights herein and this Warrant shall lapse. This Warrant may be surrendered on any business day to the Company at its principal office, presently located at the address of the Company set forth together with: (i) a completed and executed Notice of Warrant Exercise in the form set forth in Appendix A hereto and made a part hereof and (ii) (A) payment of the full Exercise Price for the amount of Exercise Shares set forth in the

----------
*The closing price of the Company's Common Stock on The NASDAQ Stock Market on the date of the grant was $12.25.

Notice of Warrant Exercise, in lawful money of the United States of America by certified check or cashier's check, made payable to the order of the Company or
(B) at the request of Holder and to the extent permitted by applicable law, the Company in its sole discretion may selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Holder, shall pay the Company the Exercise Price, and the Company, pursuant to an irrevocable notice from Holder (the form of which is satisfactory to the Company), shall promptly deliver the Exercise Shares being purchased to such firm. In the event of an Assignment (as hereinafter defined), the Company shall deliver to the Assignee (as hereinafter defined) any Warrants surrendered for exercise, together with the related Notice of Warrant exercise and the Exercise Price and, to the extent payment is to be effected in accordance with clause (ii) (B) above, payment shall be made to the Assignee against delivery by the Assignee of the Exercise Shares.

      In the event that this Warrant shall be duly exercised in part prior to the Termination Date, the Company shall issue a new Warrant or Warrants of like tenor evidencing the rights of the Holder thereof to purchase the balance of the Exercise Shares purchasable under the Warrant so surrendered that shall not have been purchased.

      No adjustments shall be made for any cash dividends on Exercise Shares issuable upon exercise of the Warrant. The Company shall cancel Warrant Certificates surrendered upon exercise of Warrants.

      (b) Vesting Contingency.

            (A) The Company and Holder specifically acknowledge and agree that this Warrant (and the related agreements outlined in Appendix B) (i) is being entered into to enhance the long term relationship between Holder and Company with respect to the sale/purchase of telecommunications services under the company's own long distance network known as "One Better Net" and (ii) that there is no assurance to maintain existing business with the Company or that Holder can achieve or maintain if achieved the levels of monthly billings outlined in this Warrant.

            (B) Notwithstanding anything to the contrary contained herein, the Holder's right, title and interest in and to this Warrant shall only vest, and the Company's obligation to issue the Exercise Shares shall only remain in effect provided that (i) the Holder and the Company shall enter into and maintain definitive agreements or subscribe to a tariff obtained by the Company, the general terms of which are outlined in Appendix B, (ii) the Holder is current in all payments for billing from the Company, and (iii) the Holder is in general good standing with the Company and is in compliance with the tariff or contract terms with the Company.

      (c) Issuance of Exercise Shares; Delivery of Warrant Certificate. The Company or the Assignee, as applicable, shall, within ten (10) business days or as soon thereafter as is practicable of the exercise of this Warrant, issue in the name of and cause to be delivered, or in the case of an Assignment shall deliver (together with a duly executed stock power), to the Holder (or such other person or persons, if any, as specifically permitted under the terms hereof and as the Holder shall have designated in the Notice of Warrant Exercise) one or more certificates representing the Exercise Shares to which the Holder (or such other person or persons) shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Holder (or such other person or persons so permitted and designated) shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant.

      (d) Exercise Shares Fully Paid and Non-assessable. The Company agrees and covenants for itself and on behalf of any Assignee that all Exercise Shares issuable or deliverable upon the due exercise of the Warrant represented by this Warrant Certificate will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than those taxes which, pursuant to Paragraph 2 hereof, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.

      (e) Reservation of Exercise Shares. In connection with or as soon as practicable after any action which would cause an adjustment pursuant to Paragraph 8 hereof increasing the number of shares of capital stock constituting the Exercise Shares, the Company will take as soon as practicable after such action any corporate action which may, in the opinion of its counsel, be necessary in order that the Company have remaining, after such adjustment, a number of shares of such capital stock unissued and unreserved for other purposes sufficient to permit the exercise of all the then outstanding Warrants of like tenor immediately after such adjustment; the Company will also from time to time take action to increase the authorized amount of its capital stock constituting the Exercise Shares if at any time the number of shares of capital stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of the Warrants then outstanding. The Company may but shall not be required to reserve and keep available, out of the aggregate of its authorized but unissued shares of capital stock, for the purpose of enabling it to satisfy any obligation to issue Exercise Shares upon exercise of Warrants, through the Termination Date, the number of Exercise Shares deliverable upon the full exercise of this Warrant and all other Warrants of like tenor then outstanding.

      At the time of or before taking any action which would cause an adjustment pursuant to Paragraph 8 hereof, reducing the Exercise Price below then par value (if any) of the Exercise Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order to assure that the par value per share of the Exercise Shares is at all times equal to or less than the Exercise Price per share and so that the Company may validly and legally issue fully paid and non-assessable Exercise Shares at the Exercise Price, as so adjusted; the Company will also from time to time take such action if at any time the Exercise Price is below the then par value of the Exercise Shares.

      (f) Fractional Shares. Neither, the Company nor any Assignee shall be required to the issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this Subparagraph (f), be issuable upon the exercise of this Warrant, the Company or the Assignee, as the case may be, shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the "Current Market Value" of the Exercise Share. For purposes of this Subparagraph (f), the "Current Market Value" shall be determined as follows:

            (i) if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the last business day prior to the date on which this Warrant is exercised, or if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose.

            (ii) if the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded or in the National Market, as the case may be, on the last business day prior to the date of the exercise of this Warrant. The closing price referred to in this clause (ii) shall be the last reported sales price, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise shares are then listed or in the NASDAQ Reporting System; or

            (iii) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

2. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Exercise Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3. Mutilated or Missing Warrant Certificates. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of an in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate or Warrant Certificates of like tenor and in the same aggregate denomination, but only (i) in the case of loss, theft or destruction, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them and (ii) in the case of mutilation, upon surrender of the mutilated Warrant. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.

4. Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant Certificate or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5. Release. Holder and any assignee of Holder, on behalf of itself, its past and present subsidiaries, successors, assigns and its and their officers, directors, employees, agents, creditors, trustees, and successors (collectively "Holder Releasors"), does hereby release, acquit and forever discharge Company, Assignee or any assignor of this Warrant (i.e. a previous Holder) and the Company's past and present subsidiaries, affiliates, stockholders, successors, assigns, customers, investment bankers, agents and its and their officers, directors, employees, agents, attorneys, and their estates, assigns and successors (collectively, "Company Releasees"), from any and all claims, actions, causes of action, suits, demands, rights, damages, costs, loss of service, service, expenses, or compensation of any sort whatsoever, known or unknown, foreseen or unforeseen, which Holder Releasors ever had, now have or hereafter can, shall or may have against Company Releases, by reason of any matter, cause, event, action, or inaction or thing from whatsoever from the beginning of time to the date of this Warrant.

6. Right of First Refusal.

      (a) If at any time any Holder determines to sell or transfer any or all of this Warrant or the Exercise Shares and/or receives a bona fide written offer to purchase any or all of this Warrant or any or all of such Exercise Shares (hereafter referred to in either case as an "Offer") which the Holder or any subsequent Holder desires to accept, Holder or any subsequent Holder must first offer (hereafter called the "Right of First Refusal") to sell such Warrant or Exercise Shares, or any portion thereof, to the Company upon the "Offer Terms" (as described below). Notwithstanding the foregoing, the Right of First Refusal shall not apply to the one-time transfer of the Warrant from Holder to ________________ ("Permitted Transferees").

      (b) In the event Holder or any subsequent Holder receives an Offer, Holder or any subsequent Holder, as the case may be, shall notify the Company in writing of such Offer, including the proposed price and other terms and conditions of the Offer, including the proposed price and other terms and conditions of the Offer ("Offer Terms"), and the Company shall have ten (10) business days after the date such written notice is sent to the Company by first class mail (with a copy sent by facsimile on the date of mailing if the Company has a facsimile machine) to elect to exercise its Right of First Refusal. Such election shall be made by the Company by sending written notice to Holder or any subsequent Holder by first class mail (with a copy sent by facsimile on the date of mailing if Holder has a facsimile machine) within such ten (10) day period. In the absence of such written notice, the Company shall be deemed to have waived its Right of First Refusal with respect to such Offer but not with respect to any other proposed sale by (or offer that he receives) which is subject to the right of First Refusal contained herein.

      (c) Contemporaneous with the execution hereof, Holder and any subsequent Holder agrees to enter into the Voting Trust Agreement in the form attached hereto as Appendix C.

7. Registration of Transfers and Exchanges. This Warrant shall be transferable, subject to the provisions of this Paragraph and Paragraph 9 hereof, only upon the books of the Company if any, to be maintained by it for that purpose, upon surrender of the Warrant Certificate to the Company at its principal office accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by a power of attorney, the original power of attorney, duly approved, or a power of official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Any registration of transfer of the Warrant is subject to transferee agreeing to and accepting the terms of this Warrant Agreement and upon such acceptance, a new Warrant shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant shall be canceled by the Company.

      Any warrant may be exchanged, at the option of the Holder thereof and without change, when surrendered to the Company at its principal office, or at the office of its transfer agent, if any, for another Warrant or other Warrant of like tenor and representing in the aggregate the right to purchase from the Company a like number and kind of Exercise Shares as the Warrant surrendered for exchange or transfer, and the Warrant so surrendered shall be canceled by the Company or transfer agent, as the case may be.

8. Adjustment of Exercise Shares and Exercise Price. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided.

The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

      (a) In the case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $5.00 per share, the adjusted Exercise Price immediately after such event would be $2.50 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) In case the Company shall hereafter issue rights or warrants to all Holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the "Current Market Price" of the Common Stock (as defined in Subparagraph (d) of this Paragraph below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the "Current Market Price" per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

      (c) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Subparagraphs (a) and (b) above, the number of Exercise Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

      (d) For the purpose of any computation under Subparagraph (b) above, the "Current Market Price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

      (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such price; provided, however, that any adjustments which by reason of this Subparagraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Paragraph 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph 8, as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of Warrants to Purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph 8 hereafter made by the Company to the Holders of its Common Stock shall not result in any tax to the Holders of its Common Stock or securities convertible into Common Stock.

      (f) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Exercise Shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the books of the Company, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

      (g) In the event that at any time, as a result of an adjustment made pursuant to Subparagraph 8(a) above, the Holder of this Warrant thereafter shall become entitled to receive any Exercise Shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subparagraphs (a) to (e) of Paragraph 8, inclusive above.

      (h) Irrespective of any adjustments in the Exercise Price or the number or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

      (i) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

9. Restrictions on Transferability; Restrictive Legend. This Warrant may not be transferred by the Holder without the prior written consent of the Company except (1) the one-time transfer of the Warrants from Holder to Permitted Transferee and (2) by means of intestacy or testamentary bequest. Any transfer of this Warrant in violation of this Paragraph 9 is null and void as of the time of such transfer. In addition, neither this Warrant nor the Exercise Shares shall be transferable except in accordance with the provisions of this paragraph.

      (a) Restrictions on Transfer; Indemnification. Neither this Warrant nor any Exercise Share may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

      The Holder agrees to indemnify and hold harmless the Company, or Assignee against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such Holder or any interest therein in violation of the provisions of this Paragraph 9.

      (b) Restrictive Legends. Unless and until otherwise permitted by this Paragraph 9 this Warrant Certificate, each Warrant Certificate issued to the Holder or to any transferee or assignee of this Warrant Certificate, and each stock certificate representing Exercise Shares issued upon exercise of this Warrant or to any transferee of the person to whom the Exercise Shares were issued, shall bear a legend setting forth the requirements of Subparagraph (a) of this Paragraph 9, together with such other legend or legends as may otherwise be deemed necessary or appropriate by counsel to the Company.

      (c) Notice of Proposed Transfers. In addition to the provisions of Section 6 hereof, prior to any transfer, offer to transfer or attempted transfer of this Warrant or any Exercise Share, the Holder of such security shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall (x) describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking by the person giving such notice to furnish such other information as may be required, to enable counsel to render the opinions referred to below, and shall (y) designate the counsel for the person giving such notice, such counsel to be satisfactory to the Company. The person giving such notice shall submit a copy thereof to the counsel designated in such notice and the Company shall submit a copy thereof to its counsel, and the following provisions shall apply:

            (i) If, in the opinion of each such counsel, the proposed transfer of this Warrant or Exercise Shares, as appropriate, may be effected without registration of such security under the 1933 Act, the Company shall, as promptly as practicable, so notify the Holder of such security and such Holder shall thereupon be entitled to transfer such security in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the securities thus to be transferred (and each certificate evidencing any untransferred balance of the securities evidenced by such certificate) shall bear the restrictive legends referred to in Subparagraph (b) above, unless in the opinion of such counsel such legend is not required in order to insure compliance with the 1933 Act.

            (ii) If, in the opinion of either of such counsel, the proposed transfer of securities may not be effected without registration under the 1933 Act, the Company shall, as promptly as practicable, so notify the Holder thereof. However, the Company shall have no obligation to register such securities under the 1933 Act, except as otherwise provided herein or in the Agreement of Sale.

      The Holder of the securities giving the notice under this Subparagraph (c) shall not be entitled to transfer any of the securities until receipt of notice from the Company under Paragraph (i) of this Subparagraph (c) or registration of such securities under the 1933 Act has become effective.

      (d) Removal of Legend. The Company shall, at the request of any registered Holder of a Warrant or Exercise Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legend required by Subparagraph (b) if, in the opinion of counsel to the Company, such restrictive legend is no longer necessary.

10. Registration Rights. The Holder hereof shall be entitled to the registration rights set forth in a certain Registration Rights Agreement of even date herewith by and between the Company and such Holder.

11. Notices. All notices or other communications under this Warrant Certificate shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt request, addressed as follows:

            If to the Company:

            Tel-Save Holdings, Inc.
            22 Village Square
            New Hope, PA  18939

            with a copy to:

            Aloysius T. Lawn, IV, Esquire
            General Counsel and Secretary
            22 Village Square
            New Hope, PA  18939

            and to the Holder:

            at the address of the Holder appearing on the books of the company or the Company's transfer agent, if any.

      Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 11.

12. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate without the approval of any Holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the Holder.

13. Successors and Assigns. This Warrant shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company. The Company may assign (the "Assignment") its rights to deliver the Exercise Shares pursuant to this Warrant to one or more stockholders of the Company ("Assignee") who would agree to sell the Exercise Shares to the Holder upon exercise hereof and to otherwise assume with respect to the delivery of the Exercise Shares only, all obligations of the Company, with respect to the delivery of the Exercise Shares only, under this Warrant. In addition, the Company may assign to another party its right, under the Right of First Refusal.

14. Severability. If for any reason any provision, paragraph or terms of this Warrant Certificate is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

15. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State.

16. Headings. Paragraph and subparagraph headings, used herein are included herein for convenience of reference only shall not affect the construction of this Warrant Certificate nor constitute a part of this Warrant Certificate for any other purpose.

17. Consent and Acknowledgment of Holder. The terms and conditions of this Warrant are agreed and consented to by the Holder, as evidenced by Holder's signature on the line provided below. This Warrant shall bind, benefit and be enforceable by or against Holder and its heirs, legal and personal representatives, estate, beneficiaries and assigns, and the Company, Assignee and its successors and assigns.


IN WITNESS WHEREOF, the Company has caused these presents to be duly executed as of the day and year written above.

                              TEL-SAVE HOLDINGS, INC.


                              By: /s/ Daniel Borislow
                                  --------------------------------
                                   Chief Executive Officer


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

The terms of this Warrant are
agreed to and accepted by:
          HOLDER


 /s/ Robert T. Hale, Jr.
----------------------------
Signature:


 Robert T. Hale, Jr.
----------------------------
Print Name


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

                                  APPENDIX A

                          NOTICE OF WARRANT EXERCISE

      Pursuant to a Warrant Agreement, ("Warrant") by and between the undersigned and Tel-Save Holdings, Inc., a Delaware corporation (the "Company"), dated as of January 9, 1996, and subject to the vesting periods set forth therein, the undersigned hereby irrevocably elects to exercise its warrant to the extent of purchasing _____ shares of Common Stock (the "Warrant Shares"), of the Company as provided for therein.

      The undersigned hereby represents and agrees that the Warrant Shares purchased pursuant hereto are being purchased for investment and not with a view to the distribution or resale thereof, and that the undersigned understands that said Warrant Shares have not been registered under the Securities Act of 1933, as amended.

      The undersigned, on behalf of itself, its past and present subsidiaries, successors, assigns and any assignee of Holder and its and their officers, directors, employees, creditors, trustees, agents and successors (collectively "Holder Releasors"), does hereby release, acquit and forever discharge Company, "Assignee" (as defined in the Warrant) and any assignor of the Warrant (i.e., previous Holder) and the Company's past and present subsidiaries, affiliates, stockholders, successors, assigns, investment bankers, agents, creditors, trustees, and its and their officers, directors, employees, customers, agents, attorneys, and their estates, assigns and successors (collectively "Company Releasees"), from any and all claims, actions, causes of action, suits, demands, rights, damages, costs, loss of service, service, expenses, or compensation of any sort whatsoever, known or unknown, foreseen or unforeseen, which Holder Releasors ever had, now have or hereafter can, shall or may have against Company Releasees, by reason of any matter, cause, event, action, or inaction or thing from whatsoever from the beginning of time to the date of this Notice.

      Payment of the full Exercise Price (as defined in the Warrant) of the Warrant Shares is enclosed herewith, in the form of a check made payable to the Company or Assignee, as the case may be.

      The undersigned requests that a certificate for the Warrant Shares be issued in the name of:

                ________________________________________________

                ________________________________________________

                ________________________________________________

            (Please print name, address and social security numbers)


Dated:          ________________________________________________



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

Address:        ________________________________________________

                ________________________________________________

                ________________________________________________



Signature:      ________________________________________________



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